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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT HAS BEEN DELETED,
AS MARKED BY BRACKETS, AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                            Confidential Treatment Requested


                                                               Exhibit 10.13

                    FIRST AMENDMENT TO LICENSE AGREEMENT

     This First Amendment to License Agreement (the "Amendment") is entered into this 15th day of March, 1996 by and between ARCH DEVELOPMENT CORPORATION, an Illinois not-for-profit corporation ("ARCH") and AVIRON, a California corporation formerly known as Vector Pharmaceuticals, Inc. ("Licensee"), with respect to the following facts.

                                 BACKGROUND

     ARCH and Licensee have entered into that certain License Agreement dated as of July 1, 1992 (the "Agreement"), whereunder ARCH granted to Licensee an exclusive license to practice the Inventions within the Licensed Field and in the Territory.

     Licensee and the University have previously entered into that certain Materials Transfer Agreement ("MTA") attached hereto as Exhibit 1, whereunder Licensee shall supply to the University certain Materials (as defined in the
MTA) for use by [                    ] as principal investigator, solely for
the conduct of certain Research (as defined in the MTA).

     [                   ] is an employee of the University of Chicago (the
"University"), and an inventor or co-inventor of many of the Inventions licensed to Licensee under the Agreement.

     ARCH and [           ] desire that Licensee return to ARCH certain of
the rights licensed to Licensee under the Agreement that have not been commercially developed, and Licensee is willing to return such rights to ARCH, all as set forth in and in accordance with the terms of this Agreement.

     Now, therefore, in consideration of the mutual obligations set forth herein and of other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ARCH and Licensee agree as follows:

                                   AGREEMENT

1. Definitions

       a. All capitalized terms used herein if not defined herein shall have the meaning assigned thereto in the Agreement, unless explicitly otherwise provided.

       b. The following definition shall be added to Article I of the
Agreement:

       "[               ]" means and is limited to the practice of any
Invention for the making, having made, using, selling, identification, development, and commercialization of products that [
                                                     ] The [               ]
expressly excludes the making, using, or selling of any vector or vaccine claimed or disclosed in the Licensed Patents.

2. Partial Reversion of License Rights

       The following shall be added as new Section 2.8 of Article II of the
Agreement:

       2.8 REVERSION OF RIGHTS TO [                    ]

       (a) Subject to the terms and conditions of this Amendment, the exclusive license granted to

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                      Confidential Treatment Requested

Licensee under Section 2.1 (a) of the Agreement, to the extent such license
covers the [                ] is terminated in its entirety as of
[                 ]. In addition, all other Sections of the Agreement and the
MTA are hereby revised as of said date to exclude from their terms the
[                ] including, without limiting the generality of the
foregoing, the definitions of Licensed Field, Improvements and Later
Developments.

       (b) The termination of Licensee's rights to the [               ]
shall in no way affect Licensee's other rights under the Agreement, including, without limitation, Licensee's (i) license to use and practice the Inventions under Licensed Patent Rights to make, use and sell Licensed
Products in the Licensed Field, but outside the [                ] (ii) right
to continue to prosecute and maintain the Licensed Patent Rights as provided
in Article V of the Agreement, but outside the [                ] as more
fully set out in Subsection (c), and subject to (d) below, and (iii) right to enforce the Licensed Patent Rights as set forth in Article VI of the
Agreement, but outside the [                ]

       (c) For any patent application which solely covers or for any claim contained in a patent application of the Licensed Patent Rights which covers
any portion of the [                ] ARCH shall have the sole right to
prosecute such applications and claims. With respect to all other applications and claims of the Licensed Patent Rights, shall have the sole right to prosecute such applications and claims in accordance with the terms of Sections 5.1, 5.2 and 5.3 of the Agreement. Where an application or any claim of an application of the Licensed Patent Rights covers any portion of both
the [               ] and the Licensed Field retained by, both parties shall
agree on the prosecution of such application or claim and will cooperate in good faith to do so. If any party desires to abandon any such application or claim referred to in the foregoing sentence, the other party shall have the right to pursue the same on its own (as a separate divisional application), at its own discretion, at its own cost and in ARCH's name. In the case of, shall prosecute and maintain any such application in accordance with the terms of Sections 5.1, 5.2 and 5.3 of the Agreement. Each party shall pay a pro rata share of the patent prosecution and maintenance costs of each of the applications and issued patents within the Licensed Patent Rights, based upon the ratio of that party's claims to the total number of claims in the relevant application or patent.

       (d) If a license to any claim of any patent of the Licensed Patent Rights retained by is necessary for ARCH, or any licensee of the
[               ] from ARCH, to practice the Inventions in the
[               ] hereby grants to ARCH a worldwide, royalty-free, perpetual non-exclusive license to such claim of any such patent, with the right to
sublicense to any licensee of the [               ] from ARCH, solely for the
purpose of practicing the Inventions outside the [               ] but within
the retained Licensed Field.

       (e) If a license to any claim of any patent of the Licensed Patent
Rights in the [               ] is necessary for Licensee, or any sublicensee
of the retained Licensed Patent Rights from Licensee, to practice the
Inventions outside the [               ] but within the retained Licensed
Field, ARCH hereby grants Licensee a worldwide, royalty-free, perpetual non-exclusive license to such claim of any such patent, with the right to sublicense to a any sublicensee of the retained Licensed Patent Rights from Licensee, solely for the purpose of practicing the Inventions outside the
[               ] but within the retained Licensed Field.

       (f) If ARCH enters into negotiations with a third party to license
some or all of its rights in the [                ] ARCH shall [
                                          ] such third party's agreement
that it will either pay to ARCH (for payment to Licensee) or directly to Licensee an amount equal to [



                                                               ]

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                      Confidential Treatment Requested

3. Sublicenses.


Licensee represents and warrants that, except as stated in this Section, it did not, at any time prior to the date of this Amendment, grant any rights or grant any sublicense or any rights to obtain a sublicense to any third party
(i) to the [               ] or (ii) that would in any way restrict or
interfere wth ARCH's (including Affiliates and sublicensees or ARCH) rights to
the [               ] as set forth in this Amendment. In an agreement dated
May 5, 1995, Licensee granted a sublicense for South and North Korea to
Sang-A Pharm, Co., Ltd., a Korean corporation. ("Sang-A") to certain of the rights licensed to Licensee under the Agreement, including certain rights to
the [               ] such sublicense to become effective under certain
circumstances. Licensee hereby assigns to ARCH [


                                                                           ]
at any time on and after the date hereof specifically for the rights granted
Sang-A to the [               ] Licensee agrees to execute any and all
documents requested by ARCH which are reasonably necessary to perfect ARCH's rights under this Section. The parties agree that notwithstanding the foregoing, any equity investment by Sang-A under or pursuant to the Sang-A agreement is expressly excluded from the foregoing assignment.

     IN WITNESS WHEREOF, the parties hereto, in accordance with Section 10.3 of the Agreement, have caused this Amendment to be executed by their respective duly authorized officers or representatives on the date first above written.


ARCH Development Corporation                Aviron

By   /s/ Thomas Churchwell                  By     /s/ L. Read
  _____________________________               __________________________
Title: President                            Title: CEO